THE GILLETTE COMPANY                                                  EXHIBIT 23
EMPLOYEES' SAVINGS PLAN
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                        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Savings Plan Committee
The Gillette Company:




We consent to the incorporation by reference in the registration statement (No. 333-128859) on Form S-8 of our report dated June 16, 2006 appearing in the annual report on Form 11-K of The Gillette Company Employees' Savings Plan for the year ended December 31, 2005.

                                    /s/ Plante & Moran, PLLC

Southfield, Michigan
June 27, 2006